Exhibit 10.6.4
International Paper Company
Notice of Award under the
Long-Term Incentive Plan (“LTIP”)

Restricted Stock Units (RSUs) Stock-Settled

###PARTICIPANT_NAME###
###HOME_ADDRESS###

THIS CERTIFIES THAT, effective ###DATE###, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of International Paper Company (the “Company”) has authorized the grant (the “Award”) of time-based stock units (“Restricted Stock Units” or “RSUs”) to ###PARTICIPANT_NAME### (the “Participant”) under the terms and conditions of the International Paper Company Amended and Restated 2009 Incentive Compensation Plan (the “Plan”). The Award is subject to the Terms and Conditions on the reverse side of this certificate.

Date of Award:     ###DATE###

Number of RSUs:    ###TOTAL_AWARDS###

Full Restriction Period:    ###DATE### through ###DATE###

RSUs Vesting Dates:    ###RSU1### 1/3 will vest on February 1, ####
    ###RSU2### 1/3 will vest on February 1, ####
    ###RSU3### 1/3 will vest on February 1, ####

The Committee has approved the target number of RSUs for this Award, which is ###TOTAL_AWARDS###. The RSUs will remain restricted until ratably vested in accordance with the vesting schedule above and will be settled in shares of Company common stock.

Terms not otherwise defined in this certificate have the meaning assigned to them in the Plan. In the event of any inconsistency between the Terms and Conditions and the provisions of the Plan, the Plan will govern. By accepting this Award, the Participant acknowledges receipt of a copy of the Company’s LTIP prospectus, represents that he or she is familiar with the terms and conditions of the Plan and agrees to accept this Award subject to all the terms and conditions of the Plan and of the Award.

IN WITNESS WHEREOF, the Company has caused this Award to be executed by its duly authorized officer as of the ###DATE###.

International Paper Company

Mark S. Sutton
Chairman and Chief Executive Officer

Exhibit 10.6.4

TERMS AND CONDITIONS OF AWARD

This Long-Term Incentive Plan award agreement is made between you, the Participant, and International Paper Company, a New York corporation (the “Company”), by direction of the Management Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”). This award (“Award”) is subject to the provisions of the Company’s Amended and Restated 2009 Incentive Compensation Plan (the “Plan”). Terms not defined herein are defined in the Plan. This award agreement serves as your acceptance of the LTIP Award and the terms and conditions described in this award agreement.
1.Compliance with Laws and Regulations. It is intended that this Award, and any securities issued pursuant to this Award, will comply with all provisions of federal and applicable state securities laws.
2.Restricted Stock Units
(a)All restricted stock units (“RSUs”) issued under this Award will vest over the specific three-year restriction period (the “Restriction Period”) as described in the Notice of Award set forth on the reverse. RSUs may not be sold, transferred, pledged or assigned at any time. You will be asked to file a beneficiary designation form with the Company that names the beneficiary or beneficiaries of the Award.
(b)All dividend equivalent units accrued during the Restriction Period will be reinvested in additional RSUs (which will be allocated to the same Restriction Period and will be subject to being earned on the same basis as the original Award).
3.    Payment of Withholding Taxes. Generally, to pay withholding taxes due on an Award upon payout, the Company will reduce the number of shares of Stock payable to you by an amount sufficient to pay statutorily required withholding taxes.
4.    Method of Determining Actual Award and Removal of Restrictions
(a)As soon as practicable after each vesting date during the Restriction Period as set forth in the Notice of Grant, or as soon as practicable after the date of termination of your employment for a reason described in Section 4(b) or (c) below you will receive unrestricted shares of Stock equal to the number of RSUs that became vested as of such date.
(b)You will receive full (non-prorated) RSUs if your employment with the Company terminates due to your death or Disability.
(c)You will receive prorated RSUs in the following events: (i) termination of your employment if you are eligible for a termination allowance (and, in the United States, you sign the Company’s termination agreement and release in connection with the payment of a termination allowance); (ii) termination of your employment as a result of the Company’s divestiture of your business; or (iii) voluntary resignation after retirement eligibility (defined, for purposes of this Award, as either your attainment of age 65, or your attainment of age 55 with at least ten years of service with the Company). In these events, the RSUs will be prorated based on (x) the number of RSUs granted to you, multiplied by (y) a fraction, the numerator of which is the number of months you were employed for at least one day during the Restriction Period, and the denominator of which is the total number of months in the Restriction Period, minus (z) the number of RSUs (if any) that previously vested prior to the date of termination of your employment.
(d)Your Award will be forfeited and cancelled upon the following events: (i) termination of your employment for Cause, (ii) in the United States, your refusal to sign the Company’s termination agreement and release in connection with the payment of a termination allowance, (iii) voluntary resignation before retirement eligibility, (iv) violation of a restrictive covenant agreement, such as a Non-Competition, Non-Solicitation or Confidentiality Agreement, (v) failure of an Executive Officer to provide one-year’s notice of retirement, (vi) your Misconduct, or (vii) termination of your employment on or before February 15 of the first year of the three-year Restriction Period for the Award.
(e)Except as may be provided in a Change in Control Agreement, in the event of a Change in Control of the Company, the Award will be treated as described in the 2023 Administrative Guidelines for the Plan.
(e)    In the event the Company’s financial statements are required to be restated as a result of errors, omissions, or fraud, the Company may recover all or a portion of any Award with respect to any fiscal year of the Company in accordance with administrative guideliens. Additional mandatory clawback provisions apply to current and former executive officers, as defined in the Company’s Clawback Policy.
5.    Changes in Stock. In the event of any stock dividend, split, reclassification or other analogous change in capitalization, or any distribution (other than regular cash dividends) to holders of the Stock, the Committee will make such adjustments, if any, as it deems to be equitable in the number of RSUs awarded to you.
6.    Other Terms and Conditions
(a)The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareowner approval, subject to certain limitations described in the plan. Further, the granting of an Award is discretionary by the Company. The Company may change the eligibility or other provisions of the Plan with Committee approval at any time.
(b)You (or your estate or beneficiary) will promptly provide all information related to this Award that is requested by the Company for its tax returns.

Exhibit 10.6.4
(c)You (and your surviving spouse, beneficiary, executor, administrator, heirs, successors or assigns) hereby agree to accept as binding, conclusive and final all decisions that are made by the Committee with respect to interpretations of the terms and condition of the Plan or this Award and with respect to any questions or disputes arising under the Plan or this Award.
(d)Participation in the Plan and receipt of this Award will not give you any right to a subsequent award, or any right to continued employment by the Company for any period, nor will the granting of an Award give the Company any right to your continued services for any period. You understand that this Award is in addition to, and not a part of, your annual salary.
(e)You agree that if execution of one or more restrictive covenant agreements is required, this Award will be contingent upon your execution of such agreement(s).
(f)This Award is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and will be interpreted in accordance with such intent.